UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2010

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 27, 2010, we received a letter from the NASDAQ Stock Market ("NASDAQ") notifying us that we have regained compliance with Listing Rule 5550(a)(2) of the NASDAQ Stock Market (the "Listing Rule"). This letter follows up the December 4, 2009 notification from NASDAQ that our common shares failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rule. Pursuant to the December 4, 2009 notification, we were granted a 180 day grace period to regain compliance with the Listing Rule. To regain compliance, the bid price for our common stock had to close at $1.00 or higher for a minimum of 10 consecutive business days within the 180 day grace period. Since December 4, 2009, NASDAQ has determined that for 10 consecutive business days, from April 13, 2010 to April 26, 2010, the closing bid price of our common shares has been at $1.00 per share or greater. Accordingly, we have regained compliance and this matter with NASDAQ is now closed.

On April 28, 2010, we issued a press release regarding the notice from NASDAQ, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated April 28, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

April 28, 2010	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 28, 2010.